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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-4 of FNB Financial Services Corporation of our report dated February 5, 1999 relating to the financial statements of FNB Financial Services Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Raleigh, North Carolina
July 13, 1999